UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   January 28, 2014

HORMEL FOODS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-2402	41-0319970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Hormel Place

Austin, MN  55912

(Address of Principal Executive Office)

Registrant’s telephone number, including area code:  (507) 437-5611

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 28, 2014, the Board of Directors of Hormel Foods Corporation (the Company) received notice of the upcoming retirement of William F. Snyder.  Mr. Snyder will retire as Senior Vice President of Supply Chain for the Company, effective April 27, 2014.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company conducted its annual stockholders’ meeting on January 28, 2014.

At the annual meeting, 236,297,789 shares were represented (89.6 percent of the 263,669,001 shares outstanding and entitled to vote).  Three items were considered at the meeting and the results of the voting were as follows:

1.  Election of Directors:  The nominees in the proxy statement were: Terrell K. Crews, Jeffrey M. Ettinger, Jody H. Feragen, Glenn S. Forbes, M.D., Stephen M. Lacy, John L. Morrison, Elsa A. Murano, Ph.D., Robert C. Nakasone, Susan K. Nestegard, Dakota A. Pippins, and Christopher J. Policinski.  The results were as follows:

DIRECTOR:	FOR	WITHHELD	BROKER NON-VOTE
Terrell K. Crews	208,555,906	6,376,845	21,365,038
Jeffrey M. Ettinger	204,836,108	10,096,643	21,365,038
Jody H. Feragen	204,279,978	10,652,773	21,365,038
Glenn S. Forbes, M.D.	208,779,498	6,153,253	21,365,038
Stephen M. Lacy	208,286,929	6,645,822	21,365,038
John L. Morrison	207,861,648	7,071,103	21,365,038
Elsa A. Murano, Ph.D.	208,775,046	6,157,705	21,365,038
Robert C. Nakasone	208,555,825	6,376,926	21,365,038
Susan K. Nestegard	208,774,547	6,158,204	21,365,038
Dakota A. Pippins	207,349,880	7,582,871	21,365,038
Christopher J. Policinski	208,481,918	6,450,833	21,365,038

2.  Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending October 26, 2014:

For:	228,159,549
Against:	2,008,547
Abstain:	6,129,693

3.   Reapproval of the material terms of the performance goals under the Hormel Foods Corporation 2009 Long-Term Incentive Plan:

For:	201,703,818
Against:	7,071,379
Abstain:	6,157,554
Broker Non-Vote:	21,365,038

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HORMEL FOODS CORPORATION
(Registrant)

Dated: January 30, 2014	By	/s/ JEFFREY M. ETTINGER
JEFFREY M. ETTINGER
Chairman of the Board, President
and Chief Executive Officer

Dated: January 30, 2014	By	/s/ JAMES N. SHEEHAN
JAMES N. SHEEHAN
Vice President and Controller